Exhibit A

to Plan of Distribution and Service Pursuant to Rule 12b-1

Nuveen Investment Trust:

Nuveen Multi-Manager Large-Cap Value Fund, formerly called Nuveen Large-Cap Value Fund

Nuveen Moderate Allocation Fund (changed name July 7, 2008), formerly called Nuveen Balanced Stock and Bond Fund

Nuveen Conservative Allocation Fund (changed name July 7, 2008), formerly called Nuveen Balanced Municipal and Stock Fund

Nuveen European Value Fund (merged into International Fund 2003)

Nuveen NWQ Multi-Cap Value Fund (commenced December 2002)

Nuveen NWQ Small-Cap Value Fund (commenced December 2004)

Nuveen Growth Allocation Fund (changed name August 1, 2008), formerly, Nuveen Global Value Fund (changed name March 2008), formerly called Nuveen NWQ Global Value Fund (changed name October 2007), (commenced December 2004, liquidated October 2011)

Nuveen Tradewinds Value Opportunities Fund, formerly called Nuveen NWQ Value Opportunities Fund (commenced December 2004)

Nuveen NWQ Large-Cap Value Fund (commenced December 2006)

Nuveen NWQ Small/Mid-Cap Value Fund (commenced December 2006)

Nuveen Enhanced Core Equity Fund (commenced November 2007, liquidated May 2011)

Nuveen Enhanced Mid-Cap Fund (commenced November 2007, liquidated May 2011)

Nuveen Enhanced Core Equity Plus Fund (commenced December 2008, liquidated December 2009)

Nuveen NWQ Equity Income Fund (commenced September 2009)

Nuveen Global Total Return Bond Fund (commenced November 2011)

Nuveen Investment Trust II:

Nuveen Rittenhouse Growth Fund (merged into Santa Barbara Dividend Growth June 2009)

Nuveen Innovation Fund (merged into Rittenhouse Growth Fund July 2003)

Nuveen Tradewinds Emerging Markets Fund (commenced December 2008)

Nuveen Tradewinds International Value Fund, formerly called Nuveen NWQ International Value Fund

Nuveen Tradewinds Global All-Cap Fund, formerly called Nuveen NWQ Global All-Cap Fund (commenced March 2006)

Nuveen Tradewinds Global All-Cap Plus Fund (commenced December 2008)

Nuveen Tradewinds Global Flexible Allocation Fund (commenced May 2010)

Nuveen Tradewinds Global Resources Fund (commenced December 2006)

Nuveen Tradewinds Japan Fund (commenced December 2008)

Nuveen Tradewinds Small-Cap Opportunities Fund (commenced September 2011)

Nuveen Santa Barbara Growth Fund (commenced April 2006)

Nuveen Santa Barbara Growth Opportunities Fund (commenced April 2006, liquidated March 2010)

Nuveen Santa Barbara Dividend Growth Fund (commenced April 2006)

1	Enclosure (2)

Nuveen Santa Barbara EcoLogic Equity Fund (commenced December 2008, liquidated September 2011)

Nuveen Santa Barbara Global Growth Fund (commenced April 2009) (changed name August, 2011), formerly, Nuveen Santa Barbara Global Equity Fund

Nuveen Santa Barbara Long/Short Equity Fund (changed name November 2011), formerly, Nuveen Santa Barbara Growth Plus Fund (commenced December 2008)

Nuveen Santa Barbara International Growth Fund (commenced April 2009) (changed name June, 2011), formerly, Nuveen Santa Barbara International Equity Fund

Nuveen Santa Barbara Strategic Growth Fund (changed name August, 2009), formerly, Nuveen Rittenhouse Strategic Growth Fund (commenced November 2007, liquidated September 2010)

Nuveen Santa Barbara Mid-Cap Growth Fund (changed name August, 2009), formerly, Nuveen Rittenhouse Mid-Cap Growth Fund (commenced November 2007, liquidated September 2010)

Nuveen Symphony All-Cap Core Fund (commenced May 2006, liquidated March 2010)

Nuveen Symphony Mid-Cap Core Fund (commenced May 2006)

Nuveen Symphony Small-Mid Cap Core Fund (commenced May 2006)

Nuveen Symphony Large-Cap Value Fund (commenced May 2006)

Nuveen Symphony Large-Cap Growth Fund (commenced December 2006)

Nuveen Symphony International Equity Fund (commenced May 2008)

Nuveen Symphony Optimized Alpha Fund (commenced September 2007)

Nuveen Winslow Large-Cap Growth Fund (commenced May 2009)

2	Enclosure (2)

Nuveen Investment Trust III

Nuveen Income Fund (closed and liquidated 2001)

Nuveen Multi-Strategy Core Bond Fund, formerly called Nuveen Multi-Strategy Income Fund (name changed January 29, 2010, formerly called Nuveen Core Bond Fund (name changed August 1, 2007), (commenced December 2004)

Nuveen High Yield Bond Fund (commenced December 2004)

Nuveen Short Duration Bond Fund (commenced December 2004)

Nuveen Symphony Credit Opportunities Fund (commenced April, 2010)

Nuveen Symphony Floating Rate Income Fund (commenced May, 2011)

Nuveen Investment Trust V

Nuveen Preferred Securities Fund (commenced December 2006)

Nuveen NWQ Preferred Securities Fund (commenced December 2009)

3	Enclosure (2)